Exhibit 99.1

New Relic Announces Third Quarter of Fiscal Year 2018 Results
Revenue increased 35% year-over-year to $91.8 million
Narrows GAAP operating loss to $(8.0) million; Achieves Non-GAAP operating profitability of $2.7 million
San Francisco – February 6, 2018 – New Relic, Inc. (NYSE: NEWR), provider of real-time insights for software-driven businesses, today announced financial results for the third fiscal quarter ended December 31, 2017.

“In the third quarter, we achieved some fantastic milestones as we reduced our GAAP operating loss to $(8.0) million and achieved non-GAAP profitability for the first time in our history and a quarter earlier than expected,” said Lew Cirne, CEO and founder, New Relic. “Our strong results stem from continued strength in our Enterprise business and platform strategy, as the world’s most innovative companies turn to New Relic to help them accelerate their digital initiatives.”
Third Quarter 2018 Financial Highlights:

•	Revenue of $91.8 million, growing 35% year-over-year, and up 8% sequentially from the second quarter of fiscal 2018.

•
GAAP loss from operations was $(8.0) million for the third quarter of fiscal 2018, compared to $(13.9) million for the third quarter of fiscal 2017. Non-GAAP income from operations was $2.7 million for the third quarter of fiscal 2018, compared to a loss of $(4.9) million for the third quarter of fiscal 2017.

•
GAAP net loss per basic and diluted share was $(0.14) for the third quarter of fiscal 2018 based on 55.2 million weighted average shares outstanding, compared to $(0.27) for the third quarter of fiscal 2017 based on 52.3 million weighted average shares outstanding. Non-GAAP net income per basic and diluted share was $0.05 for the third quarter of fiscal 2018, compared to a loss of $(0.09) per basic and diluted share for the third quarter of fiscal 2017.

•	Cash, cash equivalents and short-term investments were $233.0 million at the end of the third quarter of fiscal 2018, compared with $227.5 million at the end of the second quarter of fiscal 2018.
Customer Highlights:

•	Paid Business Accounts as of December 31, 2017 of over 16,600, compared to over 14,900 as of December 31, 2016.

•	$100K+ Paid Business Accounts as of December 31, 2017 of 629, compared to 478 as of December 31, 2016.

•	52% of ARR from Enterprise Paid Business Accounts as of December 31, 2017, compared to 44% as of December 31, 2016.

•	Dollar-Based Net Expansion Rate for the third quarter of fiscal 2018 of 125%, in-line with the third quarter of fiscal 2017.

•
New or expanded customers in the third quarter of fiscal 2018 included: 23andMe, American Eagle Outfitters, Ascend Learning, Barrick Gold Corp., Blackboard, BJ’s Wholesale Club, Inc., Caribou Coffee, Coupa Software, Cox Enterprises, Dominos Pizza Enterprises, John Lewis plc, McCormick & Company, House of Blues Entertainment, Ocado, Office Depot Europe B.V., Provident Financial plc, Publishers Clearing House, Reckitt Benckiser Group plc, Royal Schiphol Group, Shopify, U.S. Auto Parts Network, Inc., West Corp. and Zipcar.

Third Quarter & Recent Business Highlights:

•
Ranked [http://ir.newrelic.com/press-releases/Press-Release-Details/2017/New-Relic-Ranked-as-One-of-the-Fastest-Growing-Companies-in-North-America-on-Deloittes-2017-Technology-Fast-500/] on Deloitte’s Technology Fast 500TM, a ranking of the 500 fastest growing technology, media, telecommunications, life

Exhibit 99.1

sciences and energy tech companies in North America.

•
Announced [http://newrelic.com/press-release/20171127] new product capabilities, customer enablement, and best practice guidance for organizations leveraging Amazon Web Services (AWS) through their cloud journey.

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Hosted FutureStack Global Tour event in Sydney [http://newrelic.com/press-release/20170928] on October 24, with participation from Australia’s most innovative teams that build and run modern digital businesses and hands-on product training to prepare for New Relic APM certification.

Outlook:
New Relic is initiating its outlook for its fourth quarter of fiscal 2018, as well as updating its outlook for the full fiscal year 2018. New Relic has not reconciled its expectations as to non-GAAP income (loss) from operations or non-GAAP net income (loss) per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	Fourth Quarter Fiscal 2018 Outlook:

•	Revenue between $95.0 million and $96.5 million, representing year-over-year growth of between 30% and 32%, respectively.

•	Non-GAAP income from operations of between $2.0 million and $3.0 million.

•	Non-GAAP net income per diluted share of between $0.04 and $0.05. This assumes 58.6 million weighted average diluted shares outstanding.

•	Updated Full Year Fiscal 2018 Outlook:

•
Revenue between $351.6 million and $353.1 million, representing year-over-year growth of between 33% and 34%, and an increase from prior guidance of between $346.5 million and $349.5 million that was issued on November 7, 2017.

•	Non-GAAP loss from operations of between $(3.3) million and $(4.3) million, an improvement from prior guidance of between $(13.0) million and $(14.0) million that was issued on November 7, 2017.

•
Non-GAAP net loss per basic share of between $(0.04) and $(0.06), an improvement from prior guidance of between $(0.21) and $(0.22) that was issued on November 7, 2017. This assumes 55.3 million weighted average common shares outstanding.

Conference Call Details:

•	What: New Relic financial results for the third quarter fiscal 2018 and outlook for the fourth quarter and the full year of fiscal 2018

•	When: February 6, 2018 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•
Dial in: To access the call in the U.S., please dial (833) 241-7256, and for international callers, please dial (647) 689-4220. Callers may provide confirmation number 4784308 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

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Replay: Following the completion of the call through 11:59 PM Eastern Time on February 13, 2018, a telephone replay will be available by dialing (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 4784308.

About New Relic
New Relic provides the real-time insights that software-driven businesses need to innovate faster. New Relic’s cloud platform makes every aspect of modern software and infrastructure observable, so companies can find and fix problems faster, build high-performing DevOps teams, and speed up transformation projects. Learn why more than 50% of the Fortune 100 trust New Relic at newrelic.com.

Exhibit 99.1

Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the fourth quarter of fiscal 2018 and for the full year of fiscal 2018, such as revenue, non-GAAP income (loss) from operations and non-GAAP net income (loss) per share, free cash flow, non-GAAP operating income, gross margins, deferred revenue, physical capital expenditures, capitalized software, and cash from operations, its outlook on fiscal 2019 capital expenditures, operating margin and gross margin, New Relic’s ability to maintain non-GAAP profitability, market trends and opportunity, continued heavy investment towards potential future growth opportunity, the market opportunity for New Relic APM and New Relic Infrastructure and the ability of New Relic Infrastructure to become a new landing point in accounts, the growth of the platform or any individual product, the timing and benefits from additional integrations with respect to the leading cloud platforms, New Relic’s customer adoption, momentum, competitive advantages, and value proposition to its customers, benefits from and investment in New Relic Applied Intelligence, the effect of the end of life of New Relic Servers on total paid business accounts and annualized revenue per average paid business account, pace of hiring activity, seasonality and New Relic’s approach to and the consequential impact on revenue, seasonality and operating margins of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) issued by the Financial Accounting Standards Board. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; fluctuation of New Relic’s quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; risks associated with recent changes to New Relic’s management structure; New Relic’s ability to persuade its customers to expand their use of New Relic’s products to additional use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; changes in privacy laws, regulations and standards; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Exhibit 99.1

Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP net income (loss) per share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
New Relic defines non-GAAP gross profit, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, and (6) employer payroll tax expense on equity incentive plans, as applicable. Non-GAAP net income (loss) per share is calculated as non-GAAP net income (loss) divided by weighted average shares used to compute net income (loss) per share attributable to common stockholders. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures, minus capitalized software.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.

Exhibit 99.1

Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. New Relic defines an enterprise paid business account as a paid business account that New Relic measures to have over 1,000 employees.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Investor Contact
Jonathan Parker
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
pr@newrelic.com

Exhibit 99.1

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Revenue	$91,827	$68,096	$256,610	$190,143
Cost of revenue	15,671	12,627	46,342	36,060
Gross profit	76,156	55,469	210,268	154,083
Operating expenses:
Research and development	18,154	14,377	54,686	45,087
Sales and marketing	51,393	43,458	152,015	122,626
General and administrative	14,596	11,578	42,843	32,647
Total operating expenses	84,143	69,413	249,544	200,360
Loss from operations	(7,987)	(13,944)	(39,276)	(46,277)
Other income (expense):
Interest income	534	325	1,503	796
Interest expense	(21)	(21)	(64)	(63)
Other income (expense), net	(45)	(280)	117	(517)
Loss before income taxes	(7,519)	(13,920)	(37,720)	(46,061)
Income tax provision (benefit)	210	(37)	634	23
Net loss	$(7,729)	$(13,883)	$(38,354)	$(46,084)
Net loss per share, basic and diluted	$(0.14)	$(0.27)	$(0.70)	$(0.90)
Weighted-average shares used to compute net loss per share, basic and diluted	55,196	52,328	54,534	51,297

Exhibit 99.1

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	December 31, 2017	March 31, 2017
Assets
Current assets:
Cash and cash equivalents	$125,237	$88,305
Short-term investments	107,799	118,101
Accounts receivable, net of allowance for doubtful accounts of $1,075 and $1,117, respectively	52,676	62,032
Prepaid expenses and other current assets	9,431	8,169
Total current assets	295,143	276,607
Property and equipment, net	52,572	50,728
Restricted cash	8,202	8,115
Goodwill	11,828	11,828
Intangible assets, net	1,508	2,499
Other assets	5,740	2,492
Total assets	$374,993	$352,269
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,737	$6,522
Accrued compensation and benefits	18,092	15,935
Other current liabilities	6,904	7,607
Deferred revenue	134,889	125,269
Total current liabilities	163,622	155,333
Deferred rent, non-current	8,159	8,272
Deferred revenue, non-current	453	1,135
Other liabilities, non-current	709	685
Total liabilities	172,943	165,425
Stockholders’ equity:
Common stock, $0.001 par value	56	53
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	501,004	447,314
Accumulated other comprehensive loss	(229)	(96)
Accumulated deficit	(298,518)	(260,164)
Total stockholders’ equity	202,050	186,844
Total liabilities and stockholders’ equity	$374,993	$352,269

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Nine Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss:	$(38,354)	$(46,084)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,306	13,356
Stock-based compensation expense	29,778	23,719
Other	498	822
Changes in operating assets and liabilities:
Accounts receivable	9,223	(6,478)
Prepaid expenses and other assets	(4,438)	(1,651)
Accounts payable	(829)	1,125
Accrued compensation and benefits and other liabilities	2,475	3,307
Deferred revenue	8,938	18,169
Deferred rent	(504)	3,052
Net cash provided by operating activities	24,093	9,337
Cash flows from investing activities:
Purchases of property and equipment	(17,577)	(16,601)
Increase in restricted cash	(87)	—
Purchases of short-term investments	(78,074)	(116,285)
Proceeds from sale and maturity of short-term investments	88,232	126,113
Capitalized software development costs	(3,054)	(3,075)
Net cash used in investing activities	(10,560)	(9,848)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	3,029	2,504
Proceeds from exercise of employee stock options	20,370	12,263
Net cash provided by financing activities	23,399	14,767
Net increase in cash and cash equivalents	36,932	14,256
Cash and cash equivalents, beginning of period	88,305	65,914
Cash and cash equivalents, end of period	$125,237	$80,170

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of gross profit and gross margin:
GAAP gross profit	$76,156	$55,469	$210,268	$154,083
Plus: Stock-based compensation	587	475	1,716	1,369
Plus: Amortization of purchased intangibles	196	266	990	666
Plus: Amortization of stock-based compensation capitalized in software development costs	228	190	702	524
Plus: Employer payroll tax on employee equity incentive plans	30	17	115	69
Non-GAAP gross profit	$77,197	$56,417	$213,791	$156,711
GAAP gross margin	83%	81%	82%	81%
Non-GAAP adjustments	1%	2%	1%	1%
Non-GAAP gross margin	84%	83%	83%	82%
Reconciliation of operating expenses:
GAAP research and development	$18,154	$14,377	$54,686	$45,087
Less: Stock-based compensation	(2,959)	(2,390)	(9,100)	(7,453)
Less: Employer payroll tax on employee equity incentive plans	(124)	(60)	(555)	(276)
Non-GAAP research and development	$15,071	$11,927	$45,031	$37,358
GAAP sales and marketing	$51,393	$43,458	$152,015	$122,626
Less: Stock-based compensation	(3,933)	(3,479)	(12,114)	(9,650)
Less: Amortization of purchased intangibles	—	—	—	(25)
Less: Employer payroll tax on employee equity incentive plans	(96)	(58)	(690)	(335)
Non-GAAP sales and marketing	$47,364	$39,921	$139,211	$112,616
GAAP general and administrative	$14,596	$11,578	$42,843	$32,647
Less: Stock-based compensation	(2,454)	(1,774)	(6,848)	(5,247)
Less: Lawsuit litigation	—	(44)	—	(48)
Less: Amortization of purchased intangibles	—	—	—	(75)
Less: Employer payroll tax on employee equity incentive plans	(59)	(268)	(197)	(873)
Non-GAAP general and administrative	$12,083	$9,492	$35,798	$26,404
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(7,987)	$(13,944)	$(39,276)	$(46,277)
Plus: Stock-based compensation	9,933	8,118	29,778	23,719
Plus: Lawsuit litigation	—	44	—	48
Plus: Amortization of purchased intangibles	196	266	990	766
Plus: Amortization of stock-based compensation capitalized in software development costs	228	190	702	524
Plus: Employer payroll tax on employee equity incentive plans	309	403	1,557	1,553
Non-GAAP income (loss) from operations	$2,679	$(4,923)	$(6,249)	$(19,667)
GAAP operating margin	(9%)	(20%)	(15%)	(24%)
Non-GAAP adjustments	12%	13%	13%	14%
Non-GAAP operating margin	3%	(7%)	(2%)	(10%)
Reconciliation of net income (loss):
GAAP net loss	$(7,729)	$(13,883)	$(38,354)	$(46,084)
Plus: Stock-based compensation	9,933	8,118	29,778	23,719
Plus: Lawsuit litigation	—	44	—	48
Plus: Amortization of purchased intangibles	196	266	990	766
Plus: Amortization of stock-based compensation capitalized in software development costs	228	190	702	524
Plus: Employer payroll tax on employee equity incentive plans	309	403	1,557	1,553
Non-GAAP net income (loss)	$2,937	$(4,862)	$(5,327)	$(19,474)
Non-GAAP net income (loss) per share:
Basic	$0.05	$(0.09)	$(0.10)	$(0.38)
Diluted	$0.05	$(0.09)	$(0.10)	$(0.38)
Shares used in non-GAAP per share calculations:
Basic	55,196	52,328	54,534	51,297
Diluted	57,943	52,328	54,534	51,297

Exhibit 99.1

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$7,492	$5,500	$24,093	$9,337
Capital expenditures	(3,183)	(8,111)	(17,577)	(16,601)
Capitalized software development costs	(1,568)	(1,342)	(3,054)	(3,075)
Free cash flows (Non-GAAP)	$2,741	$(3,953)	$3,462	$(10,339)
Net cash provided by (used in) investing activities	$3,923	$(21,636)	$(10,560)	$(9,848)
Net cash provided by financing activities	$3,106	$2,361	$23,399	$14,767